SUB-ITEM 77Q3

AIM Leisure Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 3/31/2009
File number: 811-3826
Series No.:  4


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                        2,279
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                          485
        Class C                          596
        Class R                           30
        Class Y                           28
        Investor Class                10,720


74V.  1 Net asset value per share (to nearest cent)
        Class A                      $ 20.32
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                      $ 19.51
        Class C                      $ 18.84
        Class R                      $ 20.22
        Class Y                      $ 20.31
        Investor Class               $ 20.28